Execution version

Exhibit 4.20(f)

SIDE LETTER NO. 5

To:	GRINDROD SHIPPING PTE. LTD.

as Borrower

IVS BULK CARRIERS PTE. LTD

IVS BULK OWNING PTE. LTD

IVS BULK 462 PTE. LTD.

IVS BULK 475 PTE. LTD.

UNICORN ATLANTIC PTE. LTD.

UNICORN BALTIC PTE. LTD.

UNICORN ROSS PTE. LTD.

UNICORN IONIA PTE. LTD.

IVS BULK 511 PTE. LTD.

IVS BULK 603 PTE. LTD.

IVS BULK 707 PTE. LTD.

UNICORN CASPIAN PTE. LTD.

IVS BULK 512 PTE. LTD.

IVS BULK 609 PTE. LTD.

IVS BULK 611 PTE. LTD.

IVS BULK 612 PTE. LTD.

as Owner Guarantors

GRINDROD SHIPPING HOLDINGS LTD.

as Corporate Guarantor

DVB BANK SE SINGAPORE BRANCH

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, SINGAPORE BRANCH

STANDARD CHARTERED BANK, SINGAPORE BRANCH

as Lenders

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, SINGAPORE BRANCH

DVB BANK SE

STANDARD CHARTERED BANK, SINGAPORE BRANCH

as Hedge Counterparties

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Account Bank

11 November 2020

Dear Sirs

Facility Agreement dated 8 May 2018 (as amended)

We refer to the facility agreement dated 8 May 2018, as amended and supplemented by a side letter dated 14 December 2018, a side letter no. 2 dated 28 June 2019, a side letter no. 3 dated 16 April 2020 and a side letter no. 4 dated 30 June 2020 (the "Facility Agreement") and made between (i) Grindrod Shipping Pte. Ltd. as borrower (the "Borrower"), (ii) IVS Bulk Carriers Pte. Ltd, IVS Bulk Owning Pte. Ltd., IVS Bulk 462 Pte. Ltd., IVS Bulk 475 Pte. Ltd., Unicorn Atlantic Pte. Ltd., Unicorn Baltic Pte. Ltd., Unicorn Ross Pte. Ltd., Unicorn Ionia Pte. Ltd., IVS Bulk 511 Pte. Ltd., IVS Bulk 603 Pte. Ltd., IVS Bulk 707 Pte. Ltd., Unicorn Caspian Pte. Ltd., IVS Bulk 512 Pte. Ltd., IVS Bulk 609 Pte. Ltd., IVS Bulk 611 Pte. Ltd. and IVS Bulk 612 Pte. Ltd. as owner guarantors (the "Owner Guarantors"), (iii) Crédit Agricole Corporate and Investment Bank, DVB Bank SE (formerly known as DVB Bank SE Singapore Branch) and Standard Chartered Bank (Singapore) Limited (formerly known as Standard Chartered Bank, Singapore Branch) as mandated lead arrangers, (iv) Crédit Agricole Corporate and Investment Bank and DVB Bank SE (formerly known as DVB Bank SE Singapore Branch) as coordination agents, (v) Crédit Agricole Corporate and Investment Bank as account bank, (vi) the financial institutions listed in Part B of Schedule 1 therein as original lenders (the "Lenders"), (vii) the financial institutions listed in Part B of Schedule 1 therein as original hedge counterparties, (viii) DVB Bank SE (formerly known as DVB Bank SE Singapore Branch) as facility agent (the "Facility Agent") and (ix) DVB Bank SE (formerly known as DVB Bank SE Singapore Branch) as security agent (the "Security Agent") relating to the refinancing of 16 ships owned by the Owner Guarantors.

We are writing to you in our capacity as Facility Agent and as Security Agent.

DVB Bank SE has requested that it be removed from the Facility Agreement in its capacity as a Hedging Counterparty.

The parties to this letter have agreed to accede to this request with effect on and from the date of this letter.

1	Definitions and Interpretation

1.1	Definitions

(a)	Words and expression defined in the Facility Agreement shall have the same meanings when used in this letter unless otherwise defined or the context otherwise requires.

1.2	Application of construction provisions of Facility Agreement

Clause 1.2 (Construction) of the Facility Agreement applies to this letter as if it were expressly incorporated in it with any necessary modifications.

1.3	Designation as a Finance Document

The Borrower and the Facility Agent designate this letter as a Finance Document.

1.4	Third party rights

Unless provided to the contrary in a Finance Document, a person who is not a Party to this letter has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this letter.

2	Agreement

The parties to this letter agree, subject to and upon the terms and conditions of this letter, and with effect on and from the date of this letter to amend the Facility Agreement as set out in this letter.

3	Specific amendments to the finance Documents

3.1	Amendments to the Facility Agreement

With effect on and from the date of this letter, the Facility Agreement shall be amended by deleting the reference to DVB Bank SE in its capacity as an Original Hedging Counterparty from Part B of Schedule 1 (The Parties) of the Facility Agreement.

4	Amendments to Finance Documents

4.1	Amendments to Finance Documents

With effect on and from the date of this letter the Facility Agreement and each other Finance Document shall be, and shall be deemed by this letter to be, amended as follows:

(a)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this letter; and

(b)	by construing references throughout to "this Agreement", "this Deed" and other like expressions as if the same referred to such Finance Document as amended and supplemented by this letter.

4.2	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect as amended and supplemented by such further or consequential modifications as may be necessary to give full effect to the terms of this letter.

4.3	Obligor Confirmation

By its countersignature of this letter, each party to this letter:

(a)	confirms its acceptance of the amendments effected by this letter;

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(b)	agrees that it is bound as a party to the Finance Documents;

(c)	confirms that the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement;

(d)	if it is the Corporate Guarantor or an Owner Guarantor confirms that its guarantee and indemnity:

(i)	continues to have full force and effect on the terms of the Facility Agreement as amended and supplemented by this letter; and

(ii)	extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this letter.

4.4	Security confirmation

By its countersignature of this letter, each Obligor confirms that:

(a)	any Security created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by this letter;

(b)	the obligations of the relevant Obligors under the Facility Agreement as amended and supplemented by this letter are included in the Secured Liabilities (as defined in the Security Documents to which it is a party); and

(c)	the Security created under the Finance Documents continues in full force and effect on the terms of the respective Finance Documents

5	Notices

Clause 36 (Notices) of the Facility Agreement, as amended and supplemented by this letter, applies to this letter as if it were expressly incorporated in it with any necessary modifications.

6	Counterparts

This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

7	Governing Law

This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

8	Enforcement

8.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this letter (including a dispute regarding the existence, validity or termination of this letter or any non-contractual obligation arising out of or in connection with this letter) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly the Obligors will not argue to the contrary.

(c)	This Clause 8.1 (Jurisdiction) is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

8.2	Service of process

Each Obligor irrevocably appoints Grindrod Shipping Services UK Ltd, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this letter.

This letter has been entered into on the date stated at the beginning of this letter.

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Yours faithfully

/s/Renaud Boula de Mareuil	Renaud Boula de Mareuil	/s/Domenik Nizet	Domenik Nizet
	Senior Vice President		Senior Vice President

For and on behalf of DVB BANK SE as Facility Agent

/s/Renaud Boula de Mareuil	Renaud Boula de Mareuil	/s/Domenik Nizet	Domenik Nizet
	Senior Vice President		Senior Vice President

For and on behalf of DVB BANK SE as Security Agent

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We hereby acknowledge and agree to the terms of the above letter:

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
GRINDROD SHIPPING PTE. LTD.
as Borrower

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
IVS BULK CARRIERS PTE. LTD
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
IVS BULK OWNING PTE. LTD
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
IVS BULK 462 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
IVS BULK 475 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
UNICORN ATLANTIC PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
UNICORN BALTIC PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
UNICORN ROSS PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
UNICORN IONIA PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
IVS BULK 511 PTE. LTD.
as an Owner Guarantor

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/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
IVS BULK 603 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
IVS BULK 707 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
UNICORN CASPIAN PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
IVS BULK 512 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
IVS BULK 609 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
IVS BULK 611 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
IVS BULK 612 PTE. LTD.
as an Owner Guarantor

/s/Stephen William Griffiths	Stephen William Griffiths

For and on behalf of
GRINDROD SHIPPING HOLDINGS LTD.
as Corporate Guarantor

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/s/Renaud Boula de Mareuil	Renaud Boula de Mareuil	/s/Domenik Nizet	Domenik Nizet
	Senior Vice President		Senior Vice President

For and on behalf of DVB BANK SE SINGAPORE BRANCH as a Lender

/s/Dilhan Sebastian	Dilhan Sebastian

For and on behalf of
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, SINGAPORE BRANCH
as a Lender

/s/Abhishek Pandey	Abhishek Pandey
Managing Director & Head
Shipping Finance

For and on behalf of
STANDARD CHARTERED BANK, SINGAPORE BRANCH
as a Lender

/s/Dilhan Sebastian	Dilhan Sebastian

For and on behalf of
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, SINGAPORE BRANCH
as a Hedging Counterparty

/s/Renaud Boula de Mareuil	Renaud Boula de Mareuil	/s/Domenik Nizet	Domenik Nizet
	Senior Vice President		Senior Vice President

For and on behalf of DVB BANK SE as a Hedging Counterparty

/s/Abhishek Pandey	Abhishek Pandey
Managing Director & Head
Shipping Finance

For and on behalf of
STANDARD CHARTERED BANK, SINGAPORE BRANCH
as a Hedging Counterparty

/s/Dilhan Sebastian	Dilhan Sebastian

For and on behalf of
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, SINGAPORE BRANCH
as Account Bank

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